                                                                    Exhibit 3.56

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LEE RANCH COAL COMPANY

                                    * * * * *

         1.   The name of the corporation is Lee Ranch Coal Company.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is: One Hundred (100) Common Stock and the par value of each of such shares is Ten Dollars and Zero Cents ($10) amounting in the aggregate to One Thousand Dollars and Zero Cents ($1,000.00)

         5.   The name and mailing address of each incorporator is as follows:

    NAME                       MAILING ADDRESS
    ----                       ---------------
M. A. Brzoska                1209 Orange Street
                             Wilmington, DE 19801

D. J. Murphy                 1209 Orange Street
                             Wilmington, DE 19801

L. J. Vitalo                 1209 Orange Street
                             Wilmington, DE 19801

                                                         STATE Of DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 01:00 PM 06/23/1998
                                                      981242291 - 2910170

         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

       NAME                                                MAILING ADDRESS
       ----                                                ---------------
George J. Holway                                          701 Market Street
                                                          Suite 825
                                                          St. Louis, MO 63101

Douglas A. Wagner                                         341A Antelope Road
                                                          Wright, Wyoming 82732

Richard M. Whiting                                        701 Market Street
                                                          Suite 700
                                                          St. Louis, MO 63101

         6.   The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (ii) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

         When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stock-holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of June, 1998

                                           /s/ M.A. Brzoska
                                           --------------------
                                               M.A. Brzoska

                                           /s/ D.J. Murphy
                                           --------------------
                                               D.J. Murphy

                                           /s/ L.J. Vitalo
                                           --------------------
                                               L.J. Vitalo

                                                         STATE Of DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 12:30 PM 06/25/1998
                                                      981247055 - 2910170

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF
                             LEE RANCH COAL COMPANY

         We, the undersigned, being a majority of the directors of Lee Ranch Coal Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

         FIRST: That the name of the Certificate of Incorporation be and it
hereby is amended to read as follows:   GALLO FINANCE COMPANY

         SECOND: That the corporation has not received any payment for any of its stock.

         THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware

         IN WITNESS WHEREOF, we have signed this certificate this 24th day of June, 1998.

                                                   /s/ George J. Holway
                                                   ------------------------
                                                       George J. Holway

                                                   /s/ Richard M. Whiting
                                                   ------------------------
                                                       Richard M. Whiting

         IN WITNESS WHEREOF, said LEE RANCH COAL COMPANY has caused this Certificate to be signed by George J. Holway and Richard M. Whiting, its Directors, this 24th day of June, 1998.

[SEAL]                                             /S/ Carol A. Prunty
                                                   --------------------
                                                      Notary Public

My Certificate Expires: December 22,1998